EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ONEOK Partners GP, L.L.C.

We consent to the incorporation by reference in the registration statements (No. 333-101469) on Form S-3, (Nos. 333-66949 and 333-72696) on Form S-8 of ONEOK Partners, L.P. (formerly, Northern Border Partners, L.P.) of our report dated September 18, 2006, with respect to the consolidated balance sheet of ONEOK Partners GP, L.L.C. as of December 31, 2005, included herein.

/s/ KPMG LLP

Tulsa, Oklahoma

September 18, 2006